RenaissanceRe Reports Net Income of $75.5 Million for the Third Quarter of 2015 or $1.66 Per Diluted Common Share; Quarterly Operating Income of $116.7 Million or $2.58 Per Diluted Common Share
Pembroke, Bermuda, November 4, 2015 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $75.5 million, or $1.66 per diluted common share, in the third quarter of 2015, compared to $67.8 million, or $1.70, respectively, in the third quarter of 2014. Operating income available to RenaissanceRe common shareholders was $116.7 million, or $2.58 per diluted common share, in the third quarter of 2015, compared to $98.9 million, or $2.49, respectively, in the third quarter of 2014. The Company reported an annualized return on average common equity of 6.9% and an annualized operating return on average common equity of 10.7% in the third quarter of 2015, compared to 8.0% and 11.7%, respectively, in the third quarter of 2014. Book value per common share increased $0.98, or 1.0%, in the third quarter of 2015 to $97.41, compared to a 1.2% increase in the third quarter of 2014. Tangible book value per common share plus accumulated dividends increased 1.3% in the third quarter of 2015, compared to a 1.5% increase in the third quarter of 2014.
Kevin J. O'Donnell, CEO, commented:  "I am pleased to report $116.7 million of operating income, an annualized operating ROE of 10.7% and 1.3% growth in tangible book value per share plus accumulated dividends for the quarter. Our results benefited from the absence of land falling U.S. hurricanes and favorable reserve development, offset in part by mark-to-market investment losses."
Mr. O'Donnell continued:  "Our strategy of matching desirable risk with efficient capital within an integrated system continues to serve us well.  We are a stronger company following the acquisition and integration of Platinum.  We remain committed to generating superior returns for our shareholders and third party capital providers over the long term and look forward to meeting our customers’ needs during the upcoming renewal period."
THIRD QUARTER 2015 HIGHLIGHTS

•
Gross premiums written of $369.6 million increased $168.7 million, or 83.9%, in the third quarter of 2015, compared to the third quarter of 2014, with the Company’s Specialty Reinsurance, Catastrophe Reinsurance and Lloyd’s segments experiencing increases of $145.5 million, or 211.2%, $13.4 million, or 19.7%, and $9.7 million, or 15.2%, respectively, in the third quarter of 2015.

•
The Company generated underwriting income of $129.7 million and a combined ratio of 64.2% in the third quarter of 2015, compared to $104.8 million and 59.5%, respectively, in the third quarter of 2014. Favorable development on prior accident years claims and claim expenses totaled $70.4 million in the third quarter of 2015, compared to $25.3 million in the third quarter of 2014. Underwriting income in the third quarter of 2015 was impacted by $28.1 million of underwriting losses associated with the explosion in Tianjin, China (the “Tianjin Explosion”), which resulted in $26.0 million of net negative impact(1) to the Company.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized (losses) gains on investments, was negative $13.0 million in the third quarter of 2015, compared to negative $6.5 million in the third quarter of 2014. The total investment result during the third quarter of 2015 was primarily driven by net realized and unrealized losses in our portfolio of equity investments trading and other investments as a result of the broad downturn in the equity markets during the quarter and net realized and unrealized losses on investments-related derivatives due to the decreasing interest rate environment. Offsetting these items was an increase in net realized and unrealized gains, and net investment income, in the Company’s portfolio of fixed maturity investments, driven primarily by the decreasing interest rate environment at the long end of the yield curve in that portfolio, and an increase in average invested assets, respectively.

•
During the third quarter of 2015, the Company repurchased an aggregate of 1.9 million common shares in open market transactions at an aggregate cost of $203.1 million and at an average share price of $104.49. Subsequent to September 30, 2015 and through the period ended November 3, 2015, the Company repurchased 286 thousand common shares in open market transactions at an aggregate cost of $30.6 million and at an average share price of $107.11.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $81.7 million in the third quarter of 2015, an increase of $13.4 million, or 19.7%, compared to the third quarter of 2014. Market conditions remained challenging during the third quarter of 2015, and the Company continued to exercise underwriting discipline given prevailing terms and conditions. However, the Company was able to identify and underwrite certain new programs which provided opportunities for growth the Company believes to be attractive.
Managed catastrophe premiums increased $14.7 million, or 19.4%, to $90.2 million in the third quarter of 2015, compared to $75.6 million in the third quarter of 2014. For the first nine months of 2015, managed catastrophe premiums decreased $56.8 million, or 5.6%, to $952.7 million, compared to $1,009.5 million in the first nine months of 2014.
The Catastrophe Reinsurance segment generated underwriting income of $99.8 million and a combined ratio of 37.5% in the third quarter of 2015, compared to $104.1 million and 23.9% in the third quarter of 2014, respectively. The $4.3 million decrease in underwriting income in the third quarter of 2015, compared to the third quarter of 2014, was driven by a $26.6 million increase in current accident year net claims and claim expenses primarily due to $21.7 million of net claims and claim expenses related to the Tianjin Explosion, partially offset by a $22.9 million increase in net premiums earned. The Catastrophe Reinsurance segment recorded $19.1 million of net negative impact to its underwriting result in the third quarter of 2015 related to the Tianjin Explosion.
The Catastrophe Reinsurance segment experienced $13.9 million of favorable development on prior accident years net claims and claim expenses in the third quarter of 2015, compared to $10.3 million in the third quarter of 2014.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $214.4 million in the third quarter of 2015, an increase of $145.5 million, or 211.2%, compared to the third quarter of 2014, primarily driven by increases across the Company’s casualty and specialty credit lines of business, principally driven by the acquisition of Platinum Underwriters Holdings, Ltd. on March 2, 2015, and new business opportunities. The Company’s Specialty Reinsurance segment premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
For the first nine months of 2015, gross premiums written in the Specialty Reinsurance segment increased $223.9 million, or 81.5%, to $498.7 million, compared to $274.7 million in the first nine months of 2014.
The Specialty Reinsurance segment generated underwriting income of $37.2 million and a combined ratio of 74.5% in the third quarter of 2015, compared to $5.7 million and 91.1%, respectively, in the third quarter of 2014. Impacting underwriting income in the Specialty Reinsurance segment for the third quarter of 2015, compared to the third quarter of 2014, was an $82.7 million increase in net premiums earned as a result of higher net premiums written during the preceding twelve months and a $41.0 million increase in favorable development on prior accident years net claims and claim expenses; partially offset by a $41.9 million increase in underwriting expenses and a $50.3 million increase in current accident year net claims and claim expenses primarily related to a higher level of attritional losses, each principally due to the increase in net premiums earned. Current accident year net claims and claim expenses included $7.7 million related to the Tianjin Explosion.
Also included in the Specialty Reinsurance segment’s underwriting results for the third quarter of 2015 is the restructure and renewal of a large multi-year transaction which increased gross premiums written by $39.5 million, reduced net claims and claim expenses by $13.0 million, including $10.4 million of favorable development on prior accident years net claims and claim expenses, and increased net acquisition expenses by $14.8 million. The corresponding impact on the Specialty Reinsurance segment’s net claims and claim expense ratio and underwriting expense ratio in the third quarter of 2015 was a decrease of 10.3 percentage points and an increase of 9.3 percentage points, respectively. The net impact on the Specialty Reinsurance segment’s underwriting result of the above transaction was $3.5 million of underwriting income for the third quarter of 2015.
The Specialty Reinsurance segment experienced $55.7 million of favorable development on prior accident years net claims and claim expenses in the third quarter of 2015, compared to $14.7 million in the third quarter of 2014, principally as a result of better than expected claims emergence.

Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $73.6 million in the third quarter of 2015, an increase of $9.7 million, or 15.2%, compared to the third quarter of 2014, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging market conditions.
For the first nine months of 2015, gross premiums written in the Lloyd’s segment increased $101.3 million, or 46.3%, to $320.3 million, compared to $219.0 million in the first nine months of 2014.
The Lloyd’s segment incurred an underwriting loss of $7.0 million and a combined ratio of 112.3% in the third quarter of 2015, compared to an underwriting loss of $5.3 million and a combined ratio of 109.1% in the third quarter of 2014. Impacting the underwriting loss in the Lloyd’s segment during the third quarter of 2015 was a $2.3 million decrease in net premiums earned driven by an increase in ceded premiums earned and a $1.0 million increase in acquisition expenses, partially offset by a $2.6 million decrease in net claims and claim expenses.
The Lloyd’s segment experienced $1.0 million of favorable development on prior accident years net claims and claim expenses in the third quarter of 2015, compared to adverse development of $0.1 million in the third quarter of 2014, principally due to reported claims activity coming in relatively in line with expectations on prior accident years.
Other Items

•
During the three and nine months ended September 30, 2015, the Company recorded $3.4 million and $51.9 million, respectively, of corporate expenses associated with the acquisition and integration of Platinum.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Thursday, November 5, 2015 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.

(1)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, profit commissions and redeemable noncontrolling interest. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and modeling techniques. Given the magnitude and recent occurrence of this event, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event. Accordingly, the Company’s actual net negative impact from this event will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events; uncertainties in RenaissanceRe’s reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of RenaissanceRe, its subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that RenaissanceRe or its subsidiaries might be bound to policyholder obligations beyond their underwriting intent; the ability to recognize the benefits of the acquisition of Platinum; additional risks relating to RenaissanceRe’s acquisition of Platinum, including risks that RenaissanceRe’s future financial performance may differ from projections, risks relating to integration challenges and costs, and other risks that RenaissanceRe may not be able to effectively manage its expanded operations; risks due to RenaissanceRe’s reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that customers may fail to make premium payments due to RenaissanceRe; the risk of failures of reinsurers, brokers or other counterparties to honor their obligations to RenaissanceRe; a contention by the United States Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of RenaissanceRe’s other Bermuda, or non-U.S., subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments, including the risk that operating subsidiaries of RenaissanceRe could be deemed to be passive foreign investment companies under future rules, regulations or laws; risks relating to adverse legislative developments; risks associated with RenaissanceRe’s investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues
Gross premiums written	$369,642	$200,992	$1,675,217	$1,417,792
Net premiums written	$266,820	$159,713	$1,179,532	$956,467
Decrease (increase) in unearned premiums	95,568	99,266	(140,556)	(150,538)
Net premiums earned	362,388	258,979	1,038,976	805,929
Net investment income	28,338	24,941	106,649	98,430
Net foreign exchange gains (losses)	616	5,036	(4,254)	6,367
Equity in earnings of other ventures	5,730	9,806	17,185	21,237
Other income (loss)	2,306	(1,169)	5,272	(1,642)
Net realized and unrealized (losses) gains on investments	(41,138)	(31,097)	(26,101)	10,958
Total revenues	358,240	266,496	1,137,727	941,279
Expenses
Net claims and claim expenses incurred	100,028	69,647	346,225	209,950
Acquisition expenses	78,126	37,550	183,193	104,727
Operational expenses	54,518	46,972	154,812	135,437
Corporate expenses	7,502	3,905	66,132	12,404
Interest expense	10,362	4,290	25,311	12,875
Total expenses	250,536	162,364	775,673	475,393
Income before taxes	107,704	104,132	362,054	465,886
Income tax benefit (expense)	4,573	(245)	54,319	(207)
Net income	112,277	103,887	416,373	465,679
Net income attributable to noncontrolling interests	(31,153)	(30,477)	(82,982)	(109,323)
Net income available to RenaissanceRe	81,124	73,410	333,391	356,356
Dividends on preference shares	(5,595)	(5,595)	(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders	$75,529	$67,815	$316,605	$339,570

Net income available to RenaissanceRe common shareholders per common share - basic	$1.68	$1.72	$7.25	$8.38
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.66	$1.70	$7.19	$8.26

Average shares outstanding - basic	44,564	38,975	43,166	39,983
Average shares outstanding - diluted	44,913	39,433	43,531	40,578

Net claims and claim expense ratio	27.6%	26.9%	33.3%	26.1%
Underwriting expense ratio	36.6%	32.6%	32.6%	29.8%
Combined ratio	64.2%	59.5%	65.9%	55.9%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.58	$2.49	$7.79	$7.99
Operating return on average common equity - annualized (1)	10.7%	11.7%	11.0%	12.9%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2015	December 31, 2014
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$6,905,302	$4,756,685
Fixed maturity investments available for sale, at fair value	19,905	26,885
Total fixed maturity investments, at fair value	6,925,207	4,783,570
Short term investments, at fair value	998,906	1,013,222
Equity investments trading, at fair value	462,198	322,098
Other investments, at fair value	483,958	504,147
Investments in other ventures, under equity method	129,495	120,713
Total investments	8,999,764	6,743,750
Cash and cash equivalents	524,546	525,584
Premiums receivable	864,198	440,007
Prepaid reinsurance premiums	258,445	94,810
Reinsurance recoverable	141,416	66,694
Accrued investment income	40,855	26,509
Deferred acquisition costs	213,599	110,059
Receivable for investments sold	321,756	52,390
Other assets	271,929	135,845
Goodwill and other intangibles	270,213	7,902
Total assets	$11,906,721	$8,203,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,796,062	$1,412,510
Unearned premiums	1,042,012	512,386
Debt	969,221	249,522
Reinsurance balances payable	533,174	454,580
Payable for investments purchased	602,576	203,021
Other liabilities	244,005	374,108
Total liabilities	6,187,050	3,206,127
Redeemable noncontrolling interest	1,022,028	1,131,708
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	44,121	38,442
Additional paid-in capital	551,683	—
Accumulated other comprehensive income	2,260	3,416
Retained earnings	3,699,579	3,423,857
Total shareholders’ equity attributable to RenaissanceRe	4,697,643	3,865,715
Total liabilities, noncontrolling interests and shareholders’ equity	$11,906,721	$8,203,550

Book value per common share	$97.41	$90.15

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$81,692	$214,372	$73,578	$—	$369,642
Net premiums written	$55,182	$155,987	$55,651	$—	$266,820
Net premiums earned	$159,641	$146,213	$56,534	$—	$362,388
Net claims and claim expenses incurred	22,319	41,005	36,425	279	100,028
Acquisition expenses	14,048	50,432	13,654	(8)	78,126
Operational expenses	23,513	17,542	13,427	36	54,518
Underwriting income (loss)	$99,761	$37,234	$(6,972)	$(307)	129,716
Net investment income				28,338	28,338
Net foreign exchange gains				616	616
Equity in earnings of other ventures				5,730	5,730
Other income				2,306	2,306
Net realized and unrealized losses on investments				(41,138)	(41,138)
Corporate expenses				(7,502)	(7,502)
Interest expense				(10,362)	(10,362)
Income before taxes and noncontrolling interests					107,704
Income tax expense				4,573	4,573
Net income attributable to noncontrolling interests				(31,153)	(31,153)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$75,529

Net claims and claim expenses incurred – current accident year	$36,244	$96,737	$37,397	$—	$170,378
Net claims and claim expenses incurred – prior accident years	(13,925)	(55,732)	(972)	279	(70,350)
Net claims and claim expenses incurred – total	$22,319	$41,005	$36,425	$279	$100,028

Net claims and claim expense ratio – current accident year	22.7%	66.2%	66.1%		47.0%
Net claims and claim expense ratio – prior accident years	(8.7)%	(38.2)%	(1.7)%		(19.4)%
Net claims and claim expense ratio – calendar year	14.0%	28.0%	64.4%		27.6%
Underwriting expense ratio	23.5%	46.5%	47.9%		36.6%
Combined ratio	37.5%	74.5%	112.3%		64.2%

	Three months ended September 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$68,252	$68,883	$63,857	$—	$200,992
Net premiums written	$41,807	$61,879	$56,027	$—	$159,713
Net premiums earned	$136,719	$63,473	$58,788	$(1)	$258,979
Net claims and claim expenses incurred	(666)	31,759	39,027	(473)	69,647
Acquisition expenses	9,131	15,806	12,614	(1)	37,550
Operational expenses	24,154	10,234	12,475	109	46,972
Underwriting income (loss)	$104,100	$5,674	$(5,328)	$364	104,810
Net investment income				24,941	24,941
Net foreign exchange gains				5,036	5,036
Equity in earnings of other ventures				9,806	9,806
Other loss				(1,169)	(1,169)
Net realized and unrealized losses on investments				(31,097)	(31,097)
Corporate expenses				(3,905)	(3,905)
Interest expense				(4,290)	(4,290)
Income before taxes and noncontrolling interests					104,132
Income tax expense				(245)	(245)
Net income attributable to noncontrolling interests				(30,477)	(30,477)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$67,815

Net claims and claim expenses incurred – current accident year	$9,661	$46,444	$38,882	$—	$94,987
Net claims and claim expenses incurred – prior accident years	(10,327)	(14,685)	145	(473)	(25,340)
Net claims and claim expenses incurred – total	$(666)	$31,759	$39,027	$(473)	$69,647

Net claims and claim expense ratio – current accident year	7.1%	73.2%	66.1%		36.7%
Net claims and claim expense ratio – prior accident years	(7.6)%	(23.2)%	0.3%		(9.8)%
Net claims and claim expense ratio – calendar year	(0.5)%	50.0%	66.4%		26.9%
Underwriting expense ratio	24.4%	41.1%	42.7%		32.6%
Combined ratio	23.9%	91.1%	109.1%		59.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$856,305	$498,676	$320,326	$(90)	$1,675,217
Net premiums written	$548,312	$399,769	$231,540	$(89)	$1,179,532
Net premiums earned	$466,113	$396,673	$176,279	$(89)	$1,038,976
Net claims and claim expenses incurred	85,289	166,655	93,951	330	346,225
Acquisition expenses	41,016	99,372	42,557	248	183,193
Operational expenses	65,966	49,579	39,086	181	154,812
Underwriting income (loss)	$273,842	$81,067	$685	$(848)	354,746
Net investment income				106,649	106,649
Net foreign exchange losses				(4,254)	(4,254)
Equity in earnings of other ventures				17,185	17,185
Other income				5,272	5,272
Net realized and unrealized losses on investments				(26,101)	(26,101)
Corporate expenses				(66,132)	(66,132)
Interest expense				(25,311)	(25,311)
Income before taxes and noncontrolling interests					362,054
Income tax benefit				54,319	54,319
Net income attributable to noncontrolling interests				(82,982)	(82,982)
Dividends on preference shares				(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders					$316,605

Net claims and claim expenses incurred – current accident year	$127,702	$250,316	$93,778	$—	$471,796
Net claims and claim expenses incurred – prior accident years	(42,413)	(83,661)	173	330	(125,571)
Net claims and claim expenses incurred – total	$85,289	$166,655	$93,951	$330	$346,225

Net claims and claim expense ratio – current accident year	27.4%	63.1%	53.2%		45.4%
Net claims and claim expense ratio – prior accident years	(9.1)%	(21.1)%	0.1%		(12.1)%
Net claims and claim expense ratio – calendar year	18.3%	42.0%	53.3%		33.3%
Underwriting expense ratio	22.9%	37.6%	46.3%		32.6%
Combined ratio	41.2%	79.6%	99.6%		65.9%

	Nine months ended September 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$924,046	$274,727	$219,019	$—	$1,417,792
Net premiums written	$534,994	$233,622	$187,848	$3	$956,467
Net premiums earned	$460,455	$186,691	$158,757	$26	$805,929
Net claims and claim expenses incurred	42,519	77,915	90,419	(903)	209,950
Acquisition expenses	34,063	44,052	33,303	(6,691)	104,727
Operational expenses	66,773	30,854	37,566	244	135,437
Underwriting income (loss)	$317,100	$33,870	$(2,531)	$7,376	355,815
Net investment income				98,430	98,430
Net foreign exchange gains				6,367	6,367
Equity in earnings of other ventures				21,237	21,237
Other loss				(1,642)	(1,642)
Net realized and unrealized gains on investments				10,958	10,958
Corporate expenses				(12,404)	(12,404)
Interest expense				(12,875)	(12,875)
Income before taxes and noncontrolling interests					465,886
Income tax expense				(207)	(207)
Net income attributable to noncontrolling interests				(109,323)	(109,323)
Dividends on preference shares				(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders					$339,570

Net claims and claim expenses incurred – current accident year	$60,663	$113,809	$94,594	$—	$269,066
Net claims and claim expenses incurred – prior accident years	(18,144)	(35,894)	(4,175)	(903)	(59,116)
Net claims and claim expenses incurred – total	$42,519	$77,915	$90,419	$(903)	$209,950

Net claims and claim expense ratio – current accident year	13.2%	61.0%	59.6%		33.4%
Net claims and claim expense ratio – prior accident years	(4.0)%	(19.3)%	(2.6)%		(7.3)%
Net claims and claim expense ratio – calendar year	9.2%	41.7%	57.0%		26.1%
Underwriting expense ratio	21.9%	40.2%	44.6%		29.8%
Combined ratio	31.1%	81.9%	101.6%		55.9%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.1 million for the nine months ended September 30, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$61,479	$49,480	$570,455	$612,365
DaVinci catastrophe premiums	20,213	18,772	285,850	311,681
Total Catastrophe Reinsurance segment gross premiums written	$81,692	$68,252	$856,305	$924,046

Specialty Reinsurance Segment
Casualty	$116,851	$40,552	$263,909	$92,385
Credit	66,839	16,167	115,461	128,319
Property Other	10,405	6,109	38,829	14,272
Other	20,277	6,055	80,477	39,751
Total Specialty Reinsurance segment gross premiums written	$214,372	$68,883	$498,676	$274,727

Lloyd’s Segment
Casualty	$41,352	$36,759	$151,749	$101,410
Property Other	18,717	20,301	66,616	46,452
Catastrophe	7,465	5,161	66,489	53,381
Credit	3,377	278	7,496	860
Other	2,667	1,358	27,976	16,916
Total Lloyd’s segment gross premiums written	$73,578	$63,857	$320,326	$219,019

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$81,692	$68,252	$856,305	$924,046
Catastrophe premiums written in the Lloyd’s segment	7,465	5,161	66,489	53,381
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	1,089	2,169	36,664	39,394
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	(6,785)	(7,355)
Total managed catastrophe premiums (1)	$90,246	$75,582	$952,673	$1,009,466

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Fixed maturity investments	$37,023	$24,519	$96,753	$74,751
Short term investments	267	251	761	727
Equity investments trading	1,791	736	6,308	2,311
Other investments
Hedge funds and private equity investments	(14,505)	(3,320)	1,333	17,337
Other	7,261	5,547	11,443	11,558
Cash and cash equivalents	80	116	355	300
	31,917	27,849	116,953	106,984
Investment expenses	(3,579)	(2,908)	(10,304)	(8,554)
Net investment income	28,338	24,941	106,649	98,430

Gross realized gains	9,160	7,962	39,364	33,595
Gross realized losses	(13,720)	(2,720)	(40,143)	(10,871)
Net realized (losses) gains on fixed maturity investments	(4,560)	5,242	(779)	22,724
Net unrealized gains (losses) on fixed maturity investments trading	10,208	(36,600)	(11,924)	21,200
Net realized and unrealized losses on investments-related derivatives	(16,612)	(1,868)	(1,004)	(19,651)
Net realized (losses) gains on equity investments trading	(114)	3,523	16,199	8,578
Net unrealized losses on equity investments trading	(30,060)	(1,394)	(28,593)	(21,893)
Net realized and unrealized (losses) gains on investments	(41,138)	(31,097)	(26,101)	10,958
Change in net unrealized gains on fixed maturity investments available for sale	(243)	(302)	(986)	(563)
Total investment result	$(13,043)	$(6,458)	$79,562	$108,825

Total investment return - annualized	(0.6)%	(0.4)%	1.2%	2.1%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2)

net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income available to RenaissanceRe common shareholders	$75,529	$67,815	$316,605	$339,570
Adjustment for net realized and unrealized losses (gains) on investments	41,138	31,097	26,101	(10,958)
Operating income available to RenaissanceRe common shareholders	$116,667	$98,912	$342,706	$328,612

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.66	$1.70	$7.19	$8.26
Adjustment for net realized and unrealized losses (gains) on investments	0.92	0.79	0.60	(0.27)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.58	$2.49	$7.79	$7.99

Return on average common equity - annualized	6.9%	8.0%	10.2%	13.3%
Adjustment for net realized and unrealized losses (gains) on investments	3.8%	3.7%	0.8%	(0.4)%
Operating return on average common equity - annualized	10.7%	11.7%	11.0%	12.9%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Book value per common share	$97.41	$96.43	$95.21	$90.15	$85.78
Adjustment for goodwill and other intangibles (1)	(6.65)	(6.51)	(6.64)	(0.86)	(0.88)
Tangible book value per common share	90.76	89.92	88.57	89.29	84.90
Adjustment for accumulated dividends	15.18	14.88	14.58	14.28	13.99
Tangible book value per common share plus accumulated dividends	$105.94	$104.80	$103.15	$103.57	$98.89

Quarterly change in book value per common share	1.0%	1.3%	5.6%	5.1%	1.2%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.3%	1.9%	(0.5)%	5.5%	1.5%
Year to date change in book value per common share	8.1%				6.8%
Year to date change in tangible book value per common share plus change in accumulated dividends	2.7%				8.0%

(1)
At September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, goodwill and other intangibles included $22.9 million, $23.5 million, $24.4 million, $25.3 million and $26.1 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.